                                                                     Exhibit 4.2

                     AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT
                                     between
                          SIERRA HEALTH SERVICES, INC.
                                       and
                 CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                            Dated as of June 14, 1994

This  Amendment,  made this 10th day of August , 2000,  has been executed by the authorized  representative of Sierra Health Services,  Inc. and Wells Fargo Bank
Minnesota, N.A.

     WHEREAS,  Sierra Health Services,  Inc. (the "Corporation")  entered into a
Rights Agreement (the  "Agreement")  with its Transfer Agent,  Continental Stock
Transfer & Trust Company ("Continental") on June 14, 1994, and

     WHEREAS,  the  Corporation  changed  Transfer  Agents from  Continental  to
Norwest Bank Minnesota, N.A. ("Norwest") on August 23, 1999, and

     WHEREAS,  Norwest  changed  its name to Wells  Fargo Bank  Minnesota,  N.A.
("Wells Fargo") on July 8, 2000, and

     WHEREAS, the Board of Directors of the Corporation appointed Wells Fargo as its successor agent under the Rights Agreement on August 10, 2000, and

     WHEREAS, Wells Fargo's principal office is in the state of Minnesota.

     NOW,  THEREFORE,  BE IT RESOLVED,  That effective August 10, 2000, the name
Continental Stock Transfer & Trust Company be removed from the Agreement and be replaced with the name Wells Fargo Bank Minnesota, N.A.

     FURTHER  RESOLVED,  That  Section 21 of the Rights  Agreement be amended as follows:

     Delete   the   5th   sentence   and   replace   it  with   the   following:
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     "Any successor Rights Agent,  whether appointed by the Company or by such a court,  shall be (a) a corporation  organized,  doing  business and in good standing  under the laws of the  United  States or of any  state,  having a principal office in the State of New York,  Minnesota,  or Nevada,  that is authorized by law to exercise corporate trust and stock transfer powers and is subject to supervision or examination by federal or state  authority and that has at the time of its appointment as Rights Agent a combined  capital and surplus  adequate in the judgment of the  Requisite  Majority to assure the performance of its duties hereunder and the protection of the interests of the Company and the holders of Rights or beneficial  interests  therein, or (b) an  Affiliate  of a  corporation  described  in  clause  (a) of this sentence."

     IN WITNESS WHEREOF,  this Amendment No. 1 is effective the date first above written.

SIERRA HEALTH SERVICES, INC.                     WELLS FARGO BANK MINNESOTA,
                                                 N.A.

By:                                              By:
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